UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 22, 2023

(Date of earliest event reported)

The Eastern Company
(Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

 (Registrant’s telephone number, including area code)

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (this “Amendment”) is an amendment to the Current Report on Form 8-K filed by The Eastern Company (the “Company”) on January 26, 2023 (the “Original Form 8-K”) disclosing the appointment of Mr. Nicholas Vlahos as principal financial officer and principal accounting officer of the Company. This Amendment is being filed in accordance with Instruction No. 2 to Item 5.02 of Form 8-K solely for the purpose of disclosing certain agreements subsequently entered into between the Company and Mr. Vlahos in connection with this appointment and the compensation arrangements provided for therein.  The complete text of Item 5.02, as amended, is set forth below.  This Amendment does not amend, update, or change any other disclosure contained in the Original Form 8-K.

2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2023, The Eastern Company (the “Company”) announced that, on January 22, 2023, Peter O’Hara notified the Company of his resignation from his office as Vice President and Chief Financial Officer of the Company, effective as of the close of business on February 3, 2023, to pursue other opportunities.

On January 26, 2023, the Company announced that Nicholas Vlahos, age 41, has been appointed as Vice President and Chief Financial Officer of the Company effective as of the close of business on February 3, 2023. Mr. Vlahos will serve as the principal accounting officer and the principal financial officer of the Company.  Mr. Vlahos joined the Company in 2017 as Treasurer and, since 2022, has served as Vice President of Finance, Treasurer and Secretary.  Prior to joining the Company, Mr. Vlahos served as Director of Finance, Accounting and Human Resources at Fischer Technology, Inc.

On February 1, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Vlahos providing that Mr. Vlahos will serve as Vice President, Chief Financial Officer, Treasurer and Secretary, effective as of the close of business on February 3, 2023. The Offer Letter provides for a base salary of $350,000 per year. The Offer Letter also provides that Mr. Vlahos will be eligible for (a) annual incentive compensation based on the achievement of annual financial goals, with target incentive compensation equal to 50% of base salary, and (b) a long-term incentive award equal to 40% of base salary and subject to vesting and the achievement of long-term financial goals, with an award agreement to be provided in March 2023.  The Offer Letter also provides for benefits including health and dental plans and flexible spending accounts, life insurance, short- and long-term disability and long-term care coverage, subject to applicable waiting periods, and participation in the Company’s 401(k) plan, including an automatic 3% Company contribution and a 50% matching contribution up to 3% or more of compensation.

The Company entered into a Severance Agreement (the “Severance Agreement”) with Mr. Vlahos on February 1, 2023. The purpose of the Severance Agreement is to provide severance benefits to Mr. Vlahos should he become terminated by the Company. Should Mr. Vlahos be terminated by the Company for any reason other than “Good Reason,” or if there is a constructive termination, he is entitled to receive a lump-sum payment of his annual base salary plus an estimate of his annual bonus for the year in which the termination date occurs, based on achievement against pro-rata targets, and vesting of all equity and equity-based awards. Such benefits are contingent upon timely execution by Mr. Vlahos of a non-competition agreement and a release and waiver of claims in favor of the Company.

The foregoing descriptions of the Offer Letter and the Severance Agreement are summaries and are qualified in their entirety by reference to the complete terms of such agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

There are no arrangements or understanding between Mr. Vlahos and any other persons pursuant to which he was selected as an officer. Mr. Vlahos has no family relationships with any of the Company’s directors or executive officers and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

10.1	Offer Letter, dated February 1, 2023, between the Company and Nicholas Vlahos

10.2	Severance Agreement, dated as of February 1, 2023, between the Company and Nicholas Vlahos.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EASTERN COMPANY

Date: February 3, 2023	By:	/s/ Nicholas Vlahos
Nicholas Vlahos Vice President of Finance, Treasurer and Secretary

4